                                                                   Exhibit(i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                 April 28, 2005


Van Kampen Harbor Fund
1221 Avenue of the Americas
New York, New York 10020

                  Re:  Post-Effective Amendment No. 90 to the
                       Registration Statement on Form N-1A for the
                       Van Kampen Harbor Fund
                       (the "Registration Statement")
                       (File Nos. 2-12685 and 811-734)
                       --------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP